Exhibit 10.7

EXPLORATION AGREEMENT WITH AN OPTION TO PURCHASE

In the city of San Salvador de Jujuy, Province of Jujuy, on July 6th, 2007, between Mr. Antonio Augustin Giulianotti, DNI No. 7.379.817, with domicile in Dr. Aparicio Street, No. 667, Borough of Nieva, of the city of San Salvador de Jujuy, Province of Jujuy, in one part (hereinafter THE TITLE HOLDER), and hereinafter, Mr. FABIO MONTANARI, with Italian Passport No. E571059, with current domicile at Via il Perugino 8, No. 09121 CAGLIARI, Italy, who performs in this act as President of the company INCAS MINERAL SA incorporated according to Public Deed No. 387 on its date, in the other (hereinafter THE INTERESTED PARTY), jointly the parties, in common agreement state;

PRECEDENTS

THE TITLE HOLDER has registered in his name, before the Court of Mines of the Province of Jujuy, the mining property identified as File 544-D-2006, with Mining Search Registry 544-D-2006, located in the Department of Santa a Catalina of this Province, with 6395 hectares (Six thousand three hundred ninety five hectares) herein after the MINING PROPERTY), having clear the parties that they know, understand and accept that the mining property to this date is under litigious rights.

Having THE INTERESTED PARTY interest of obtaining from THE TITLE HOLDER the exclusive right to explore the MINING PROPERTY, with an option to purchase the same, THE INTERESTED PARTY and THE TITLE HOLDER agree to execute a Contract, with the following clauses:

                                       STATEMENTS AND GUARANTEES

FIRST:

1- THE TITLE HOLDER declares and guarantees to THE INTERESTED PARTY that:

a) He has the exclusive right to execute and carry out this Contract, which is obligatory and is demandable to both parties accordingly to its terms.

b) He has the right and merchantable title over all the MINING PROPERTY, which is free of encumbrances, mortgage, execution or liens.

c) There are no claims over the real property neither in the MINING PROPERTY nor, in the best of his knowledge, grounds to such claims.

d) There are neither other agreements nor options related to the exploration or the exploitation of the MINING PROPERTY.

The undersigned CESAR RICARDO FRIAS, Authorizing Notary Public with Title No. 36 declares and ratifies what Mr. Giulianotti above mentioned in points a), b), c) and d) is true as he confirmed in the Province Mining Office.

According to his knowledge, information and belief there are no pending or starting legal actions, no lawsuits, no claims or disputes related to the MINING PROPERTY or that could jeopardize its possession.

(TWO UNINTELLIGIBLE SIGNATURES)

f) The MINING PROPERTY has not been explored or exploited with mechanical equipments that might have caused environment changes or damages or with the potential environment damages, such as drainage of acid rocks. With the purpose to verify that condition, within the terms of law, an environment survey will be conducted with the intervention of the Mining Police of the Province of Jujuy and the parties

1.2

The statements and guarantees established in the preceding clause 1.1 have been considered by the parties as conditionals of the Contract and will be valid during all time of this Contract and after the purchase of the MINING PROPERTY by THE INTERESTED PARTY, therefore each party is obliged to indemnify and free the other of any loss, damage, cost or legal action resulting from misrepresentation of any of the preceding statements and guarantees

TERM

SECOND:

The term of effectiveness of this Contract will start upon the signature of the same and will be valid all time needed for the execution of what it is prescribed in clauses NINTH TENTH.

VALUATION AND EXPLORATION

THIRD:

THE TITLE HOLDER grants THE INTERESTED PARTY the exclusive possession of the MINING PROPERTY for the term of this Contract, authorizing the same all mining rights conferred to THE TITLE HOLDER, which includes the exclusive right to assess the MINING PROPERTY and conduct in it exploration operations, as well as any other work related with this activity, according to the method, form and extension THE INTERESTED PARTY establishes in his own criteria.

FOURTH:

4.1

In this act THE TITLE HOLDER delivers to THE INTERESTED PARTY all the geological, administrative and legal information in his possession over the MINING PROPERTY object of this Contract.

4.2

During the Term of this Contract THE INTERESTED PARTY, his dependents or representatives will have the right to conduct in the MINING PROPERTY all the exploring activities THE TITLE HOLDER has the right to conduct according to the Argentinean Mining Code.

4.3

THE TITLE HOLDER authorizes THE INTERESTED PARTY to conduct in the MINING PROPERTY topographical, geographical, geophysical surveys, perforations, trenches and wells or any other kind of mining work of exploring nature. THE INTERESTED PARTY will extract, analyze and process samples, both geochemical and metallurgical, including in industrial size, sending them to labs or research centers and deliver samples in volumes required to be appraised by potential buyers.

(TWO UNINTELLIGIBLE SIGNATURES)

4.4

THE INTERESTED PARTY, his representatives, dependents, agents or workers of his own of from contractors will have the right to access the MINING PROPERTY without any limitation and will put in the same all machineries, tools, equipments and items deemed necessary or convenient. Upon execution of this Contract, by any cause, THE INTERESTED PARTY may within the one hundred and twenty (120) calendar days starting the date of finalization of this Contract, withdraw to his expense said machineries, tools, equipments and items.

4.5

THE TITLE HOLDER or his representatives will have the right to access the MINING PROPERTY and to exploit the alluvial part of the field until THE INTERESTED PARTY does not exercise the option to purchase. THE INTERESTED PARTY will not be held responsible of any damage or loss that may suffer THE TITLE HOLDER or his representatives due to his work or visits to the MINING PROPERTY, with the exception of those caused by guilt or negligence of THE INTERESTED PARTY.

FIFTH: 5.1

THE INTERESTED PARTY will be held responsible of the hiring of the required personnel for the execution of his contractual obligation and must, in respect to said personnel, give strict compliance to legal prescriptions regarding labor and temporary laws.

5.2

THE INTERESTED PARTY is obliged to subscribe a Liability Insurance, to cover contingencies product as consequence of the activities that THE INTERESTED PARTY carries out in the MINING PROPERTY.

5.3

THE INTERESTED PARTY is obliged to keep THE TITLE HOLDER free from responsibility of any damage or loss from labor, civil, commercial or criminal lawsuits or claim made by third parties as consequence of the activities that THE INTERESTED PARTY carries out in the execution of this Contract, as well as damages to third persons, their personnel and / or subcontractors and caused to the environment. In any case of events mentioned above, THE INTERESTED PARTY will satisfy the cost of legal defense of THE TITLE HOLDER in courts.

SIXTH:

6.

In case the option to purchase is not exercised by THE INTERESTED PARTY, he is obliged to provide THE TITLE HOLDER with all pertaining data referring to cocoon beds and evidence of minerals discovered during the valuation and exploration of  the MINING PROPERTY.

THE INTERESTED PARTY is obliged to submit THE TITLE HOLDER a quarterly report with technical data and detailed expenses. Said report will be presented within the thirty (30) days in the end of each Quarter. Furthermore, THE INTERESTED PARTY will present THE TITLE HOLDER a complete annual report with technical data and detailed expenses mentioned in this paragraph.

THE TITLE HOLDER is obliged not to conduct any kind of manifest, document presentation or any other act, paperwork or diligence, whatever its nature, related with the MINING PROPERTY, before the Court of Mines of the Province of Jujuy or before other offices, with the exception of those required to comply with what is prescribed in Clause 6.4, without prior consent of THE INTERESTED PARTY. Non compliance of this will cause the rescission of this Contract, to the option of the MINING PROPERTY, holding THE TITLE HOLDER responsible for damages and losses caused to THE INTERESTED PARTY as consequence of the same.

(TWO UNINTELLIGIBLE SIGNATURES)

THE TITLE HOLDER can conduct audits over the exploration tasks and other mining activities that THE INTERESTED PARTY conducts over the MINING PROPERTY, with his own auditors or those appointed by THE TITLE HOLDER.

THE INTERESTED PARTY will conduct all proceedings required in order to, in such case, register before the Court of Mines of the Province of Jujuy the Statements of Discoveries made in the area covered by the MINING PROPERTY and any other mining right, which will be registered under the name of THE TITLE HOLDER.

The statements and other mining rights recorded in the name of the TITLE HOLDER as consequence of exploring works of THE INTERESTED PARTY within the MINING PROPERTY will be automatically incorporated to the same and subject, consequently to the Option to Purchase and all provisions of this Contract.

Unless the Court of Mines of the Province of Jujuy requires the measurement, hoarding and registry of the MINING PROPERTY, or if there is legal obligation to conduct them, the figures of current legal provisions to the current date of subscription will be kept until THE INTERESTED PARTY exercises the Option to Purchase.

THE TITLE HOLDER will do anything is necessary to maintain the term of his right over the MINING PROPERTY and for that purpose, in this act grants a power of attorney to a representative of THE INTERESTED PARTY, with the authority to substitute, in order to intervene in his behalf in all necessary proceeding to maintain the term of his right over the MINING PROPERTY, granting the authorities required to conduct all proceedings required to comply with what is prescribed in Clause 6.5, as well as to comply with the payment of legal fee.

THE INTERESTED PARTY will be in charge of all related expenses to mining concerns and other obligations established the Argentinean Mining Code, exploration and exploitation regulations, writ publications, measurement cost, easement indemnity or obligations with tenants, and also will be in charge of seals and contribution charges from services applied according to tax regulations of the Province of Jujuy, except for what is prescribed in Clause TENTH, point 10.3. The corresponding costs to compliance of the obligations mentioned here will be included in the investment commitment agreed by THE INTERESTED PARTY in Clause TENTH.

SEVENTH:

THE TITLE HOLDER voluntarily desists to conduct during the time of this contract acts of disposition or encumbrance on the MINING PROPERTY, what so ever its nature, including and not limited to: sales, transfers, mortgages, assignments, leases, contracting and provisions.

In this act THE TITLE HOLDER subscribe a presentation to the Court of Mines of the Province of Jujuy requesting the waiver mentioned in the paragraph above. This waiver will be valid during the term of the contract but can be raised unilaterally by THE TITLE HOLDER in case THE INTERESTED PARTY desists to exercise the Option to Purchase of this Contract in the Terms prescribed in the TENTH Clause.

(TWO UNINTELLIGIBLE SIGNATURES)

In the endorsement of the referred waiver THE TITLE HOLDER will proceed with the registry of this Contract before the Court of Mines of the Province of Jujuy, and in its defect, authorizes THE INTERESTED PARTY to formalize said registry. The expenses of seal and contribution charges of applied services according to the Tax Laws of the Province of Jujuy for the corresponding period until the exercise of the Option to Purchase of the MINING PROPERTY, will be on the part of THE INTERESTED PARTY, except for the prescribed in the SIXTH Clause, Point 6.9

If THE INTERESTED PARTY exercises the Option to Purchase of the MINING PROPERTY and its transfer could not be executed on THE TITLE HOLDER default before the date of expiration of the waiver, these must request the Court of Mines of the Province of Jujuy to register an extension of said term until the transfer is formalized and in its defect authorize THE INTERESTED PARTY irrevocably to request such extension on his behalf.

RESCISSION

EIGHTH

During the time of this Contract THE INTERESTED PARTY may, any moment, desist unilaterally of the Option to Purchase and cancel this Contract even after exercising said Option to Purchase. This decision must be communicated to THE TITLE HOLDER effectively and prior no less than thirty (30) calendar days. The Contract will be cancelled for both parties in the effective date of rescission specified in the notification.

This rescission will not grant THE TITLE HOLDER right to any claim whether as indemnity, loss or business interruption.

Starting the effective date of rescission THE INTERESTED PARTY will not be obliged to conduct pending payments and investments prescribed in the TENTH Clause.

In case on the date of rescission there were unpaid mining taxes or charges, THE INTERESTED PARTY must pay THE TITLE HOLDER the amounts incurred to the effective date of rescission.

THE TITLE HOLDER will cancel this Contract in case THE INTERESTED PARTY does not comply with the payments or the investments prescribed in the TENTH clause, after thirty (30) calendar days since the TITLE HOLDER was forced to such compliance effectively and in writing accordingly to what is prescribed in the NINETEENTH Clause.

OPTION TO PURCHASE

NINTH:

During the term of this Contract, THE INTERESTED PARTY will have the exclusive

Option to acquire the MINING PROPERTY, which will be understood to be executed automatically once the INTERESTED PARTY completes the payments and investments prescribed in the Clause.

(TWO UNINTELLIGIBLE SIGNATURES)

TENTH

Once the Option to Purchase is executed, THE TITLE HOLDER must subscribe and deliver all documents, proceed with all registries and records and complete all steps required to execute the assignment or transfer of the MINING PROPERTY to THE INTERESTED PARTY free from any obligation, charge or encumbrance.

In the other hand, THE TITLE HOLDER will have right to the following payment plan:

During the existence of the mine, THE TITLE HOLDER will receive 1% of FNR (Foundry Net Return). This can be purchased by THE INTERESTED PARTY for $ 1,000,000.00 (One Million US Dollars) anytime after the production starts.

Plus

Payment of one “Total Amount” of $3,500,000.00 (Three Million Five Hundred Thousand US Dollars), subtracting from these payments for Option to Purchase already made. The resulting amount will be paid accordingly to the following Payment Plan after the Production Start:

A) In one sole payment

B) Every 6 months, one advanced payment of $500,000.00 (Five Hundred Thousand US Dollars) it will be paid every six months until the entire due amount will be done.

For the first year it can be convened another Payment Plan easier for THE INTERESTED PARTY to transfer cash owed to TITLE HOLDER during the start of production when cash is low. This will be convened before the Start of Production.

If total payment for the acquisition is not done in just one payment, in other words, $ 3,500,000 (Three Million Five Hundred Thousand US Dollars), then another 10% of these amounts will be added once only to the amount owed, i.e. $350,000 (Three  Hundred Fifty Thousand US Dollars).

The total amount THE INTERESTED PARTY pays to TITLE HOLDER in concept of Right of Exploration and Option to Purchase over the MINING PROPERTY, includes all titles, properties and mining rights which are part of it, consists on the “total amount”

To be effective as follows:

-

On June 30th, 2008 the amount of $20,000.00 (Twenty Thousand US Dollars) Within the term of twelve (12) months starting upon the signature of this agreement, THE INTERESTED PARTY will conduct a Geological and Mining inspection and audit of the MINIG PROPERTY, to decide if he continues with the Option to Purchase the same. If affirmative, he will present the TITLE HOLDER a Plan for Exploration in an informative manner and continue the following payments.

-

June 30th, 2009, the amount of $40,000.00 (Forty Thousand US Dollars)

-

June 30th, 2010, the sum of $80,000.00 (Eighty Thousand US Dollars)

 (TWO UNINTELLIGIBLE SIGNATURES)

-

Also THE INTERESTED PARTY will make an investment in the exploration of the MINING PROPERTY for $1,000,000.00 (One Million US Dollars) within thirty six months (36) after the signature of this Contract.

-

The compliance of payments and investments above mentioned on the part of THE INTERESTED PARTY will automatically imply the execution of the Option to Purchase and consequently the acquisition of the MINING PROPERTY with all the rights and MINING PROPERTY which are part of it.

10.2

From June 30th, 2011 and until the MINING PROPERTY is put to production, THE INTERESTED PARTY will pay the TITLE HOLDER the sum of $100,000.00 (One Hundred Thousand US Dollars) biannually, making first payment on the same June 30th, 2011, on account corresponding to the TITLE HOLDER in concept of FNR (Foundry Net Return) or the sole “Total Amount” prescribed in the NINTH Clause, from which any amounts will be deducted said annually payments, in five year term starting the day of subscription of this contract; once past due the prescribed term and if not made payment this is cancelled automatically.

10.3

Once exercised the Option to Purchase in the prescribed way in point 10.1 must be subscribed the assignment or property transfer of all and each mining rights and properties which are part of the MINING PROPERTY before Notary Public which will be appointed by THE INTERESTED PARTY. Said transfer must be notarized within the thirty (30) working days starting the date the Option to Purchase is made. The costs of Execution, seals and applicable taxes to that assignment or transfer according to the tax laws of the Province of Jujuy, will be paid equally by both parties.

10.4

In case during the date set for said assignment or transfer of title of THE MINING PROPERTY the proceedings are not completed which conditioned the register of statements of discovery, mines or any kind of request or mining rights that in said date are part of THE MINING PROPERTY, THE TITLE HOLDER will transfer THE INTERESTED PARTY THE MINING PROPERTY in the legal condition it is at that time.

10.5

If by chargeable cause to THE INTERESTED PARTY transfer of THE MINING PROPERTY would not be executed or of any properties or mining rights which are part of it within the term established in Point 10.3, THE TITLE HOLDER would consider that THE INTERESTED PARTY has refused the Purchase and lost consequently all his right to acquire said property, with previous notice from THE TITLE HOLDER to be made accordingly to what is prescribed in the NINETEENTH Clause..

If the transfer of THE MINING PROPERTY can not be executed for a chargeable cause to THE TITLE HOLDER, THE INTERESTED PARTY will have the right to sue the execution of this Contract on regards to the commitment of assignment or transfer of THE MINING PROPERTY herein prescribed and to be compensated for damages, losses or business interruption caused by the delay of execution.

CANCELLATION OF CONTRACT

ELEVENTH:

(TWO UNINTELLIGIBLE SIGNATURES)

11.2

If THE INTERESTED PARTY or THE TITLE HOLDER rescinds the Contract, this would be cancelled for both parties in the effective date accordingly to the corresponding notification.

TWELFTH

When cancellation of the Contract takes place by the causes prescribed in the previous

Paragraph, THE INTERESTED PARTY must:

12

Give back possession of THE MINING PROPERTY to THE TITLE HOLDER or the property itself if it because breach of payment after the exercise of the Option to Purchase. THE TITLE HOLDER will receive the possession or title of THE MINING PROPERTY, accordingly, in the physical and legal condition it is the, without right to claim indemnity for damages, losses, business interruption or reparation of any kind. In case THE INTERESTED PARTY has to restitute the title of THE MINING PROPERTY to THE TITLE HOLDER, he will be in charge of public deeds, seals and other taxes expenses applied to that transfer according to the tax laws of the Province of Jujuy.

12.2

Subscribe, register and deliver THE TITLE HOLDER all documents required to verify the cancellation of the Contract before the Court of Mines of the Province of Jujuy or before interested third parties.

12.3

Leave THE MINING PROPERTY in one hundred and twenty (120) calendar days starting the effective date of cancellation of Contract and get out of there, to his expense, all machinery, tools, equipments, personal belongings and artifacts brought in there. In order to comply with this obligation THE INTERESTED PARTY might have access to THE MINING PROPERTY during that period of time.

12.4

Deliver to THE TITLE HOLDER within sixty (60) calendar days starting the effective date of cancellation of Contract, copy of all maps, geological reports, tests results, perforation logs and other technical data resulting from the exploration and valuation tasks done by THE INTERESTED PARTY.

THIRTEENTH

Starting the effective date of cancellation of Contract, this will lose all validity and effect for both parties, with the exception of obligations prescribed in the previous clause and on the FOURTEENTH Clause of this Contract which will remain valid for an additional year.

NON DISCLOSURE

FOURTEENTH

All knowledge or information that THE TITLE HOLDER acquires in regards of results of exploration conducted by THE INTERESTED PARTY, methods applied, analysis results, Metallic tests, location of perforations, discoveries made, technologies or inventions made or consequence of all activity conducted by THE INTERESTED PARTY due to this Contract, will be kept secret by THE TITLE HOLDER and deemed as confidential, unless THE INTERESTED PARTY relieves in writing THE TITLE HOLDER of this obligation or that the

(TWO UNINTELLIGIBLE SIGNATURES)

information is required to THE TITLE HOLDER by government officers, legally constituted for that purpose. This until one (1) year after its cancellation.

FORCE MAJEURE

FIFTEENTH

None of the parties will be held responsible for not complying their obligations under this contract when it would be caused beyond their control, including, but not limited to; Labor conflicts, whatever its origin, no matter the claim proportion or if the parties are in condition to satisfy them, as far as the conflict is not product of a breach of legal or contract obligations of the parties; acts of god, laws, provisions, decrees or resolutions of any state government authority; decrees or judicial decisions that cease or change the compliance of contract obligations or do not allow obtaining, under reasonable cause, certain permit or license; lack of availability or disposition of equipment and material in the country to carry out the tasks prescribed in this Contract. Activity suspension for remedies to prevent current or future transgression of federal, province or municipal laws or regulations relating the environment; acts of war or situations provoked by insurrection or rebellion, explosions, earthquakes, volcanic eruptions, storms, flooding, droughts and other adverse weather conditions.

The affected party shall notify the other without further delay about the act of god and the postposition of his obligations stating the reason for such postposition and its estimated duration. The affected party shall resume fulfilling his obligations as soon as reasonably possible.

INFLUENTIAL AREA

SIXTEENTH

All property, right or mining interest acquired by any party during the term of this Contract, in adjacent areas to THE MINING PROPERTY will be incorporated to the same, and consequently will be subject to the terms and conditions herein prescribed

GENERIC CLAUSES

SEVENTEENTH

The investments that THE INTERESTED PARTY makes in compliance to this Contract must be notified to THE TITLE HOLDER with pertaining proofs in the established address of this Contract for that purpose.

EIGHTEENTH

The relationship between parties will be regulated by the provisions of this Contract and secondly by the Argentinean Mining Code and applicable Argentinean Laws.

(TWO UNINTELLIGIBLE SIGNATURES)

All controversy in the application or interpretation of this Contract will be subject to the jurisdiction of Ordinary Courts of the City of San Salvador de Jujuy, waiving any other jurisdiction or legislation.

NINETEENTH

If any of the parties does not comply with an obligation prescribed in this Contract, the affected party for that omission will notify in writing evidently about said omission to the guilty party and will not lose the rights conferred by this Contract, unless if within thirty (30) calendar days starting receiving this notification, would have not take all reasonable measures to remedy his omission.

If the guilty party stops taking measures to remedy his omission within that period of time, the affected party will have the right to sue the remedy to that omission through the courts or by any other way he deems convenient, without prejudice to what is prescribed in the EIGHTH clause on regards to the Cancellation of Contract.

TWENTIETH

This contract will benefit and oblige both subscribing parties, as well as their respective heirs, executors, administrators, successors and dependents.

TWENTY FIRST

Any party can assign freely to third persons all his rights and obligations provided in this contract and also can become partners with third persons for its compliance, notifying in writing THE TITLE HOLDER the substantial conditions of such assignment or partnership.

THE TITLE HOLDER can only assign his corresponding rights and obligations with the written consent of THE INTERESTED PARTY; this can not be denied without reasonable cause.

TWENTY SECOND

The headlines or titles in this Contract have the purpose to facilitate the reference of Clauses herein but do not affect nor limit the interpretation of the same.

NOTIFICATIONS

TWENTY THIRD

Any notification relating this Contract must be made in writing and can be delivered by hand or through registered prepaid mail, certified mail or fax addressed accordingly to:

THE INTERESTED PARTY FABIO MONTANARI, Via il Perugino 8, 09121 CAGLIARI Italy, Phone +39 070 5434441 or +39 347 351 8362, Fax +39 070 5489016 E-mail: fabiomontanari1@gmail.com

(TWO UNINTELLIGIBLE SIGNATURES)

THE TITLE HOLDER, Mr. Antonio Augustin Giulianotti, Dr. Aparicio Street, No. 667, Borough of Nieva, of the city of San Salvador de Jujuy, Province of Jujuy, Phone +54 (0) 388 4242722 or +54 388 581 5066 E-mail tumicul@hotmail.com

Any notification sent through fax will be considered as delivered and received on a working day after the date of delivering the fax.

Any party can in any time notify the other in writing and evidently the change of address and starting the effective date of delivery of such notification, the new address then specified will be considered as the address of that party on regards to notifications.

As proof of acceptance, the parties sign four originals with same content and with one purpose, in the city of San Salvador de Jujuy, Province of Jujuy, Republic of Argentina on July 6th, 2007

(TWO UNINTELLIGIBLE SIGNATURES)

(FOUR UNINTELLIGIBLE SIGNATURES)

SS de Jujuy, 07/06/2007.-

Book 140, folio 138, act 413

Stamps; 247534; 2475350.-

TWO NOTARY PUBLIC SEALS: CERTIFICATION OF SIGNATURES

NOTARY PUBLIC PAPER

NOTARY’S SEAL                                                         NATIONAL SEAL

Law 4884/96

CERTIFICATION OF SIGNATURES

A 00507466

S. S. de Jujuy, July 6th, 2007

The Undersigned and with Notary Seal CESAR RICARDO FRIAS, Acting Notary Public with Registry No.36 with domicile at San Martin Street No. 682 of this City.-

DO HEREBY CERTIFY; FIRST: THAT the signature(s) that appear(s) in this Public Deed attached to this folio (EXPLORATION CONTRACT WITH OPTION TO PURCHASE)

Is/are affixed in this act, in his presence, by the person (s) whose name(s) and identity card(s) are mentioned as follows:

ANTONIO AGUSTIN GIULIANOTTI, D N I  Nº 7379817 and of FABIO MONTANAR with Passport of the European Union, Republic of Italy E 571059. ---------------------------------

SECOND: That said person (s) acting  by own right Mr. Montanari for the company INCAS MINERAL, S A, Public Deed 387 of past date before me, actins as its President of the Board for which I give faith.—

THIRD; That the corresponding requirement(s) and signature(s) have been recorded simultaneously in the Book of Requirements No. 140 at Folio  138 Entry 413 attaching said document to such book the stamps No.    247535; 247534.

NOTARY PUBLIC’S SEAL AND SIGNATURE

THIS IS AN OFFICIAL AND TRUE TRANSLATION OF THE ORIGINAL DOCUMENT,                    Panama, July 10th, 2007